Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of MOA Hospitality, Inc. (the "Company"), each hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the period ended March 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.





                           /s/ Paul F. Wallace
                           -----------------------
                           Paul F. Wallace
                           Chief Executive Officer
                           December 19, 2002


                           /s/  Kurt M. Mueller
                           -----------------------
                           Kurt M. Mueller
                           Chief Financial Officer
                           December 19, 2002